EXHIBIT 10.2
AMENDED AND RESTATED
RAYMOND JAMES FINANCIAL, INC.
LONG-TERM INCENTIVE PLAN

PREAMBLE

Raymond James Financial, Inc. (the “Company”) has previously established the Raymond James Financial Long-Term Incentive Plan (the “Plan”), effective October 1, 2000, as amended and restated December 31, 2007 to comply with final regulations under Section 409A of the Code, and as further amended and restated from time to time.

The Plan is hereby further amended and restated effective August 20, 2025 in order to impose certain conditions on eligibility for continued vesting following a Participant’s Separation from Service.

ARTICLE I
Definitions

(a)“Account” shall mean a Participant’s employer contribution account or accounts established under the Plan, as further described in Article IV.

(b)“Account Balance” shall mean the amounts in an Account after applying all credits or debits to a Contribution as set forth in Article IV (c).

(c)“Cause” shall mean: (i) continued failure to perform the duties and responsibilities of his or her position after there has been delivered to the Participant a written demand for performance from the Company which describes the basis for the Company’s belief that the Participant has not substantially performed his or her duties and the Participant has not corrected such failure within thirty (30) days of such written demand; (ii) dishonesty, intentional misconduct, breach of a confidentiality agreement with the Company or a Related Employer or material breach of any other agreement with the Company or a Related Employer; (iii) breach of any fiduciary duty owed to the Company by the Participant that has a material detrimental effect on the Company’s reputation or business; (iv) conviction of, or plea of guilty or nolo contendere to, a crime involving dishonesty, breach of trust, theft, fraud, or physical or emotional harm to any person, or which materially compromises Participant’s ability to perform services for the Company as reasonably determined by the Company in good faith; or (v) Participant otherwise engages in any activity that brings the Company into public disrepute or which causes or is reasonably expected to cause material harm to the Company.

(d)“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time. Reference to a specific Code Section shall include any successor provision.

(e)“Committee” shall mean the Compensation and Talent Committee of the Board of Directors of the Company.

(f)“Company” shall mean Raymond James Financial, Inc., a Florida corporation, and its successor or successors.

(g)“Competition Condition” shall mean that the Participant, since the date of his or her Separation from Service, shall not have engaged in any conduct or committed any act set forth in (i) Schedule A hereto, or (ii) any other written agreement between Participant and the Company or a Related Employer that affords the Company or Related Employer protections great than those set forth in Schedule A.

(h)“Continued Vesting Conditions” shall mean (i) the Retirement Condition, (ii) the License Condition, (iii) the Competition Condition, and (iv) the Qualified Transfer Condition.

(i)“Contribution” shall have the meaning set forth in Article IV.

(j)“Disability” shall mean, unless such term (or word of like import) is expressly defined in a then-effective written agreement between a Participant and the Company and a Related Employer, a permanent and total disability as determined under the long-term disability plan of the Company or a Related Employer to which the Participant provides services unless the Participant is not a participant in such long-term disability plan or in the absence of such long-term disability plan, in which case, “Disability” means a mental or physical condition which totally and presumably permanently prevents the Participant from engaging in any substantial gainful employment with the Company or a Related Employer to which the Participant provides services prior to the inception of the disability; provided that, for purposes of contributions hereunder that are subject to Section 409A, “Disability” means a disability within the meaning of Code Section 409A(a)(2)(C) and Treasury Regulation Section 1.409A-3(i)(4), as each may be amended from time to time. A Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Plan Administrator in its discretion.

(k)“FA Participant” shall mean a Participant who has received a Contribution in the capacity of a financial advisor or branch manager.

(l)“License Condition” shall mean that the Participant shall have terminated (and not renewed) all of his or her financial industry licenses.

(m)“Non-FA Participant” shall mean a Participant who has not received any Contribution in the capacity of a financial advisor or branch manager.

(n)“Normal Retirement Date” shall mean the date upon which Participant attains (i) age 65 or (ii) age 55 after ten (10) years of service with the Company or a Related Employer.

(o)“Participant” shall mean any employee of the Company or a Related Employer to whose Account a Contribution is credited under the Plan.

(p)“Period of Credited Service” shall mean a period from October 1 through and including September 30 of the following year during which a Participant remains employed by the Company or a Related Employer.

(q)“Plan Administrator” shall mean the Committee or its designee(s).

(r)“Plan Year” shall mean a twelve-month period ending on September 30.

(s)“Qualified Transfer” shall mean the effective assignment for consideration from a Participant to (i) a financial advisor or branch manager designated by the Company, or (ii) the Company, of all of the goodwill and rights to service client assets constituting such Participant’s book of business, as determined by the Plan Administrator in its sole discretion.

(t)“Qualified Transfer Condition” shall mean that the Participant shall have completed a Qualified Transfer.

(u)“Related Employer” shall mean a corporation, limited liability company or other business entity that is an affiliate of the Company, that has elected to adopt the Plan, and that the Company in its sole discretion permits to participate in the Plan as a participating employer.

(v)“Retirement Condition” shall mean that the Participant, since the date of his or her Separation from Service, has not been employed (or worked in a self-employed capacity) in the financial services industry.

(w)“Separation from Service” shall mean the termination of employment of a Participant (whether for death, disability, retirement or otherwise) with his or her Service Recipient within the meaning of Section 409A of the Code.

(x)“Service Recipient” shall mean the Company or a Related Employer and all other corporations and other persons with whom such entity would be considered a single employer under Sections 414(b) or 414(c) of the Code.

(y)“Specified Employee” shall mean a Participant who, at the date of his or her Separation from Service (other than by reason of death), is a key employee of a Service Recipient as determined in accordance with the requirements of Treas. Reg. Section 1.409A-1(i), as amended from time to time. For these purposes, a Participant is a key employee if he or she meets the requirements set forth in Code Section 416(i) (without regard to Code Section 416(i)(5))) at any time during the 12-month period ending on December 31 where the stock of the Service Recipient is publicly traded (whether on an established securities market or otherwise). The specified employee effective date shall be April 1 following the December 31 identification date.

ARTICLE II
Administration

(a)Plan Administrator.

(1)The Plan Administrator shall have complete authority to manage the operation and administration of the Plan. Not in limitation, but in amplification of the foregoing, the Plan Administrator shall have the following powers:

(A)to determine all questions relating to the eligibility of employees to participate or continue to participate;

(B)to maintain all records and books of account necessary for the administration of the Plan;

(C)to interpret the provisions of the Plan and to make and to publish such interpretive or procedural rules as are consistent with the Plan and applicable law;

(D)to compute, certify and arrange for the payment of benefits to which any Participant or other beneficiary is entitled;

(E)to process claims for benefits under the Plan by Participants or other beneficiaries;

(F)to engage consultants and professionals to assist the Plan Administrator in carrying out its duties under the Plan;

(G)to develop and maintain such instruments as may be deemed necessary from time to time by the Plan Administrator to facilitate payment of benefits under the Plan; and

(H)to establish such accounting procedures as shall be necessary or desirable to implement the provisions of the Plan.

(2)The Plan Administrator may designate a committee, one or more employees or other individuals to assist the Plan Administrator in the administration of the Plan and the performance of the duties required of the Plan Administrator hereunder.

(b)Plan Administrator’s Authority. In administering the Plan, the Plan Administrator may consult with Company officers and legal and financial advisers, but all decisions of the Plan Administrator shall be final, conclusive and binding on all Participants and other beneficiaries.

ARTICLE III
Eligibility and Participation

(a)Eligibility. The Company or Related Employer shall determine those of its employees who are eligible to participate in the Plan, subject to standards of eligibility as established by the Committee from time to time and subject to the requirement that the Plan be maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees (within the meaning of the Employee Retirement Income Security Act of 1974, as amended). Accordingly, an employee of the Company or a Related Employer who, in the opinion of the Company or a Related Employer based upon the then applicable Committee established guidelines, has contributed or is expected to contribute significantly to the growth and successful operations of the Company or a Related Employer, who is a member of a select group of management or highly compensated employees, and who meets any additional criteria for eligibility established by the Plan Administrator, will be eligible to become a Participant.

(b)Participation. An eligible employee shall become a Participant at such time as a Contribution is credited to his or her Account .

ARTICLE IV
Company Contributions, Participant Accounts
and Investment of Accounts

(a)Discretionary Contributions. The Company or a Related Employer may in its absolute discretion, in accordance with Article III, credit an eligible employee with a contribution with respect to a Plan Year (each, a “Contribution”). The amount of any Contribution shall be determined by the Company or the Related Employer in its sole discretion.

(b)Participant Accounts.
(1)Amounts of Contributions, if any, credited to a Participant pursuant to this Plan shall be recorded by the Plan Administrator in an Account maintained in the name of the Participant. A separate Account shall be maintained for each Plan Year with respect to which a person receives a Contribution.

(2)All amounts that are credited to a Participant’s Account shall be credited solely for purposes of accounting and computation, and no fund shall be set aside with respect thereto, except as may be provided in paragraph (e) Establishment of Trust below. Except as expressly set forth in the Plan, a Participant shall not have any interest in or right to any Contribution(s) in any such Account at any time.

(3)It is the intention of the Company that this Plan, and all Contributions to Participant Accounts made hereunder, be unfunded for purposes of ERISA and the Code and exempt from Title I of ERISA. All Contributions recorded in Accounts, a Participant’s interest in the Plan and any amounts provided under the Plan shall constitute an unsecured promise by the Company or a Related Employer to pay benefits in the future, and a Participant shall have the status of a general unsecured creditor of the Company or Related Employer. All amounts credited to a Participant’s Account will remain as general assets of the Company or the Related Employer and shall remain subject to the claims of the Company’s or the Related Employer’s creditors until such time as the amounts are distributed to the Participant.

(c)Crediting and Debiting of Accounts.

(1)As provided in paragraph (b)(l) above, a Participant’s Account shall be credited with the Contributions made on behalf of the Participant with respect to a Plan Year. The Account thereafter shall be credited (or debited) from time to time based upon the Participant’s allocable share of the return (including any negative return) on the investment or deemed investment of the amounts credited to the Participant’s Account (which investments or deemed investments shall be determined by the Plan Administrator). Upon distribution or forfeiture of amounts in the Account, the Account shall be debited with the amount of the distribution or forfeiture, as the case may be.

(2)The Plan Administrator shall establish such rules and procedures as are necessary for purposes of crediting and debiting the Participants’ Accounts from time to time. Without limitation of the foregoing, lump sum distributions shall be based on the value of the Account(s) of a Participant as of the end of the month immediately preceding the date of payment.

(d)Account Valuation.

(1)The value of a Participant’s Account(s) shall be determined by the Plan Administrator, and the Plan Administrator may establish such accounting procedures as are necessary to account for the Participant’s interest in the Plan. Each Participant’s Account(s) shall be valued as of the last day of each Plan Year and/or such other date or dates as may be determined from time to time by the Plan Administrator.

(2)At least annually, the Plan Administrator shall furnish each Participant with a statement of the value of his or her Account(s).

(e)Establishment of Trust.

(1)The Company and/or one or more Related Employers may, but are not required to, establish a trust substantially in conformity with the terms of the model trust described in Revenue Procedure 92-64 to assist in meeting their obligations to Participants under this Plan. Except as provided in subparagraph (4) below, any such trust shall be established in such manner so as to permit the assets transferred to the trust and the earnings thereon to be used by the trustee solely to satisfy the liability of the Company or a Related Employer in accordance with the Plan and to preclude the use of such assets for any other purpose, except that the assets will remain as general assets of the Company or a Related Employer and shall remain subject to the claims of the Company’s or the Related Employer’s creditors until such time as the amounts are distributed to the Participant.

(2)The Company or a Related Employer, in its sole discretion, and from time to time, may make contributions to the trust.

(3)The powers, duties and responsibilities of the trustee shall be as set forth in the trust agreement, and nothing contained in the Plan, whether express or implied, shall be deemed to impose any additional powers, duties or responsibilities upon the trustee.

(4)Unless otherwise paid by the Company or a Related Employer, all benefits under the Plan and expenses chargeable to the Plan and the trust, if one has been established, shall be paid from the trust.

ARTICLE V
Vesting of Benefits under the Plan

(a)Vesting of Contributions. A Participant shall become 100% vested in the Account Balance with respect to a particular Contribution on the first to occur of the following:

(1)the date that the Participant has completed five (5) consecutive Periods of Credited Service with respect to such Contribution;

(2)the date of the Participant’s Separation from Service by reason of death or Disability;

(3)with respect to a Non-FA Participant who has experienced a Separation from Service on or after his or her Normal Retirement Date, the date that the Non-FA Participant would have completed five (5) consecutive Periods of Credited Service with respect to the applicable Contribution absent such Separation from Service; provided, however, that such Non-FA Participant shall have satisfied (as determined in the sole discretion of the Plan Administrator): (A) the Retirement Condition, and (B) the Competition Condition.

(4)With respect to an FA Participant who has experienced a Separation from Service, irrespective of whether such FA Participant has attained his or her Normal Retirement Date, the date that the FA Participant would have completed five (5) consecutive Periods of Credited Service with respect to the applicable Contribution absent such Separation from Service; provided, however, that such FA Participant shall have satisfied (as determined in the sole discretion of the Plan Administrator): (A) the Retirement Condition, (B) the License Condition, (C) the Competition Condition, and (D) the Qualified Transfer Condition.

For the avoidance of doubt, a violation by the Participant of any of the Continued Vesting Conditions then applicable to one or more of such Participant’s Contributions shall result in the immediate forfeiture of the Account Balance(s) with respect to all unvested Contributions in such Participant’s Account.

(b)A Participant’s change in status from employee to independent contractor shall be deemed a Separation from Service for purposes of this Article V, provided that this provision shall not be applied so as to affect the payment date determined under Article VI.

(c)Except as expressly provided above, the Separation from Service of a Participant from the Company or a Related Employer before the vesting date of a Contribution will result in a forfeiture of all of the Account Balances with respect to unvested Contributions in a Participant’s Account(s).

(d)For the avoidance of doubt, in the event a Participant is Separated from Service for Cause, he or she will immediately forfeit the Account Balance with respect to any unvested Contributions under the Plan.

ARTICLE VI
Payment of Benefits under the Plan

(a)Payment Date. Except as provided in paragraphs (c) and (d) below, payments of an Account Balance due to a Participant hereunder with respect to any Contribution shall be made as soon as practicable following the vesting thereof.

(b)One Time Right To Defer. Notwithstanding the provisions of subsection (a) above:

(1)A Participant may defer the payment of any Account Balance until a later date, provided, however, that any such deferral election:

(A)shall be irrevocable;

(B)shall be made only once with respect to the Account Balance with respect to any Contribution;

(C)may not take effect prior to twelve (12) months after the date of such election;

(D)must be made at least twelve (12) months before the date the Account Balance with respect to the affected Contribution would vest in the ordinary course; and

(E)must designate a payment date that is at least five (5) years after the vesting date of the Account Balance with respect to such Contribution.

(2)A deferral election shall not affect the form of payment of an Account Balance as provided in paragraph (d) below. In the event the deferral election applies to installment payments, the first installment shall be paid on the date selected and each subsequent installment shall be made on the same date of each succeeding calendar year.

(3)Notwithstanding the foregoing, unless the Participant has made a separate election to defer payments of Account Balance(s) under paragraph (4) immediately below, in the event that the Participant has begun receiving installment payments and thereafter incurs a Separation from Service by reason of death or Disability, the installment payments shall be terminated and the remaining Account Balance shall be paid in a lump sum as soon as practicable.

(4)A Participant shall have the right to make a one-time irrevocable election that payments of Account Balance(s) made to a designated beneficiary upon the Participant’s death shall be made in equal annual installments over a five-year period commencing with the Participant’s death, provided, however, that any such election shall not take effect until twelve (12) months after the election is made.

(c)Required Payment Deferral. Notwithstanding anything in this Plan to the contrary, in the event that a payment is scheduled to be made to a Specified Employee as a result of such Participant’s Separation from Service (other than by reason of death), then no payment may be made to such Participant during the six (6) month period immediately following the date of the Participant’s Separation from Service. In the event any payment is delayed under the provisions of this paragraph, then all amounts that the Participant would otherwise have been entitled to during the six-month period shall be accumulated and paid on the first day of the seventh month following the date of the Participant’s Separation from Service.

(d)Form of Payment. Payments to Participants shall be made in cash in a lump sum, provided, however, that Participants with an Account Balance equal to or greater than $25,000 may elect payment in annual installments for no fewer than three or more than fifteen years. Elections made under this paragraph shall be subject to such requirements as the Plan Administrator may establish from time to time in order to ensure compliance with Treas. Reg. Section 1.409A-2(a) and (b).

(e)As Soon As Is Practicable. For purposes of this Article VI, whenever payment is to be made “as soon as practicable” following a specified event, such payment shall be made in all events during the period between (i) the date of the specified event and (ii) the later of (A) the final day of the taxable year of the Participant in which the specified event occurred and (B) ninety (90) days after the specified event, provided, that the Participant does not have a right to designate the taxable year of the payment, and provided further, that if such vesting arises from completion of five consecutive Periods of Credited Service, the payment may not be made earlier than the November 1 immediately following the fifth (5th) Period of Credited Service.

ARTICLE VII
Amendment and Termination

(a)In General.

(1)The Plan may be amended at any time, and from time to time, by the Committee or by any officer of the Company to whom the Committee shall have expressly delegated such authority.

(2)The Plan may be terminated at any time by the Committee.

(b)Effect of Amendment or Termination. No amendment or termination of the Plan, without the consent of the affected Participant, shall materially and adversely affect the rights of any Participant with respect to any Contribution credited to the Account(s) of a Participant prior to such amendment or termination. Notwithstanding the foregoing, the Committee reserves the right to amend this Plan, without the consent of any Participant, in order to conform the Plan to the provisions of Section 409A of the Code.

ARTICLE VIII
Miscellaneous

(a)Beneficiaries.

(1)Beneficiary Designation. The Participant shall have the right, at any time, to designate any person or persons as beneficiary (both primary and contingent) to whom payment under the Plan shall be made in the event of the Participant’s death. If the Participant names someone other than his or her spouse as a beneficiary, the Committee may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Committee, executed by such Participant's spouse and returned to the Committee. The beneficiary designation shall be effective when it is submitted to and acknowledged by the Committee during the Participant’s lifetime.

(2)Absence of Valid Designation. If a Participant fails to designate a beneficiary as provided above, or if every person designated as beneficiary predeceases the Participant or dies prior to complete distribution of the Participant’s Account Balances, then the Committee shall deem the Participant’s estate to be the beneficiary and shall direct the distribution of such benefits accordingly.

(b)Payments to Minors. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead such payment shall be made (a) to that person’s living parent(s) to act as custodian; (b) if that person’s parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, to act as custodian; or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian, then payment shall be made to the duly appointed and currently acting guardian of the person of the minor or, if no guardian of the person of the minor has been duly appointed and is currently acting within sixty (60) days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

(c)Payments to Incompetents. If the Plan Administrator receives satisfactory evidence that a person who is entitled to receive any benefit under the Plan, at the time such benefit becomes payable, is physically unable, mentally incompetent, or not otherwise legally competent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of such person, and that no guardian or other representatives of the person of such person shall have been duly appointed, the Plan Administrator may authorize payment of such benefit to such other person or institution, and a release executed and delivered by such other person or institution shall be a valid and complete discharge for the payment of such benefit.

(d)Plan Not a Contract of Employment. The Plan shall not be deemed to constitute a contract between the Company or a Related Employer and any Participant, nor to be consideration for the employment of any Participant. Nothing in the Plan shall give a Participant the right to be retained in the employ of the Company or a Related Employer; all Participants shall remain subject to discharge or discipline as at-will employees to the same extent as if the Plan had not been adopted.

(e)No Interest in Assets. Nothing contained in the Plan shall be deemed to give any Participant any equity or other interest in the assets, business or affairs of the Company or a Related Employer. No Participant in the Plan shall have any security or other legal interest in assets of the Company or a Related Employer used to make Contributions or pay benefits.

(f)Non-Alienation of Benefits. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No benefit under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person. If any person entitled to benefits under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under the Plan, or if any attempt shall be made to subject any such benefit to the debts, contracts, liabilities, engagements or torts of the person entitled to any such benefit, except as specifically provided in the Plan, then all rights of the Participant to such benefits shall cease and terminate at the discretion of the Plan Administrator. The Plan Administrator may then hold or apply the same or any part thereof to or for the benefit of such Participant or any dependent or beneficiary of such Participant in such manner and proportions as it shall deem proper.

(g)Governing Law. In the event any provision of, or legal issue relating to, this Plan is not fully preempted by United States federal law, such issue or provision shall be governed by the laws of the State of Florida.

(h)Corporate Successors. The Plan shall automatically terminate upon (i) the sale or other transfer of substantially all of the assets of the Company, (ii) the merger of the Company into any other corporation or other entity, or (iii) the consolidation of the Company with any other corporation or entity, unless the transferee, purchaser or successor entity expressly agrees to continue the Plan. No such termination shall automatically result in the immediate or other accelerated payment of amounts previously deferred under this Plan.

(i)Liability Limited.

(1)Notwithstanding any other provision of the Plan, neither the Company nor a Related Employer, nor any individual acting as an employee or agent of the Company or Related Employer, shall be liable to any Participant, former Participant, or other person for any claim, loss, liability or expense incurred in connection with the Plan, except as expressly set forth herein.

(2)The Plan Administrator and its members shall be entitled to rely conclusively on all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, trustee, insurance company, consultant or other expert who shall have been employed or engaged by the Plan Administrator in good faith.

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Long Term Incentive Plan to be executed by its duly authorized officer effective as of the 20th day of August, 2025.

RAYMOND JAMES FINANCIAL, INC.

By: /s/ JONATHAN W. OORLOG JR.

Name: Jonathan W. Oorlog, Jr.
Title: Chief Financial Officer

APPENDIX A

For purposes of the Competition Condition defined in Article I of the Plan, a Participant shall not:

1.    Utilize Confidential Information or other Company trade secrets to directly or indirectly, individually or in concert with any other person or entity, compete with the Company in the United States and in each state of the United States, whether as an employee, consultant or contractor, or as an owner, member or joint venture in, or agent of, any business that competes with the Company.

2.    Directly or indirectly, individually or in concert with any other person or entity, solicit any employee of the Company with whom the Participant worked or otherwise had Material Contact (as defined below) during the Participant’s employment, to leave the employ of the Company. For purposes of this provision, a Participant had “Material Contact” with an employee if (i) the Participant had a supervisory relationship with the employee, or (ii) the Participant worked or communicated with the employee as part of his or her job duties.

3.    Directly or indirectly, individually or in concert with any other person or entity, solicit any then-current or proposed client or customer of the Company with whom the Participant had Material Contact during his or her employment. For purposes of this provision, a Participant had “Material Contact” with a current or proposed client or customer if (i) the Participant had business dealings with the current or proposed client or customer on behalf of the Company, or (ii) the Participant supervised or coordinated the dealings between the Company and the current or proposed client or customer.

4.    Directly or indirectly, use for himself or herself, or for any other business, or disclose to any person, any Confidential Information (as defined below), without the prior written consent of the Company, during the period that such information remains confidential and nonpublic or a trade secret under applicable law (the “Confidentiality Covenant”). “Confidential Information” means all non-public information (whether or not a trade secret and whether or not proprietary) relating to the Company’s business and its customers, that the Company either treats as confidential or that is of value to the Company or important to the Company’s business and operations, including but not limited to the following specific items: trade secrets (as defined by applicable law); actual or prospective customers and customer lists; marketing strategies; sales; actual and prospective pricing and fees; products; know-how; research and development; intellectual property; information systems and software, business plans and projections; negotiations and contracts; financial or cost data; employment, compensation and personnel information; procedures and processes; and any other non-public business information regarding the Company. In addition, trade secrets will be entitled to all of the protections and benefits available under applicable law. For the avoidance of doubt, by participating in the Plan, each Participant acknowledges and agrees that this Confidentiality Covenant shall in no event be interpreted to limit his or her general obligations of confidentiality to an employer or former employer under the Company’s Code of Business Conduct and Ethics, the common law, or pursuant to any agreement that the Participant may otherwise enter into with the Company, all of which obligations shall remain in full force and effect.

For purposes of this Appendix A, all references to the “Company” shall be deemed to include the Related Employers.

To the extent that any restriction contained in this Appendix is determined by any court or other tribunal of competent jurisdiction to be overbroad or unenforceable with respect to forfeiture of Participant’s unvested Account Balance(s), then such restriction shall be deemed amended so as to be deemed reasonable and enforceable, and as so amended shall be enforced.

Anything to the contrary herein notwithstanding, nothing in the Plan, this Appendix A, or any other Plan-related agreement, policy or document, shall prohibit or restrict any Participant from: (a) making any disclosure of information required by law; (b) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by, any federal or state regulatory or law enforcement agency or legislative body, any regulatory or self-regulatory organization (“Regulatory Organization”), or the Raymond James Legal Department or Compliance Department; (c) testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of the Sarbanes-Oxley Act, any federal, state or municipal law relating to fraud or any rule or regulation of the SEC, the CFTC, FINRA, the New York Stock Exchange, or any other Regulatory Organization. Further, nothing in the Plan, this Appendix A, or any other Plan-related agreement or document shall be interpreted so as to (i) prohibit a Participant from voluntarily communicating, without notice to or approval by the Company or the Plan Administrator, with any governmental agency or self-regulatory organization (“SRO”) about a potential violation of law, regulation or SRO regulation, or (ii) limit the right of a Participant to receive an award for information provided to any government agency or SRO.